UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

TWITTER, INC.

(Name of Registrant as Specified In Its Charter)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On April 25, 2022, the following Tweets were first posted by Twitter, Inc. (“Twitter”) and certain of its officers and directors in connection with the pending acquisition of Twitter by affiliates of Elon Musk.

Bret Taylor (@btaylor), chair of Twitter’s board of directors, posted the following (the “Taylor Post”):

The Twitter Board has reached an agreement with @ElonMusk LINK TO PRESS RELEASE

Parag Agrawal (@paraga), Twitter’s Chief Executive Officer, quote-tweeted the Taylor Post and posted the following (the “Agrawal Post”):

Twitter has a purpose and relevance that impacts the entire world. Deeply proud of our teams and inspired by the work that has never been more important.

Mr. Taylor subsequently retweeted the Agrawal Post.

Twitter Investor Relations posted the following:

Twitter’s investor relations account (@TwitterIR) retweeted the Agrawal Post.

Ned Segal, Twitter’s Chief Financial Officer, posted the following:

Ned Segal (@nedsegal) retweeted the Taylor Post and the Agrawal Post.

Additional Information and Where to Find It

Twitter, Inc. (“Twitter”), its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of Twitter (the “Transaction”). Twitter plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Twitter’s definitive proxy statement for its 2022 Annual Meeting of Stockholders (the “2022 Proxy Statement”), which was filed with the SEC on April 12, 2022. To the extent that holdings of Twitter’s securities have changed since the amounts printed in the 2022 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Twitter will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TWITTER WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Twitter with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Twitter’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Twitter with the SEC in connection with the Transaction will also be available, free of charge, at Twitter’s investor relations website (https://investor.twitterinc.com) or by writing to Twitter, Inc., Attention: Investor Relations, 1355 Market Street, Suite 900, San Francisco, California 94103.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding: the Transaction, including the expected timing of the closing of the Transaction; considerations taken into account by Twitter’s Board of Directors in approving the Transaction; and expectations for Twitter following the closing of the Transaction. If any of these risks or uncertainties materialize, or if any of Twitter’s assumptions prove incorrect, Twitter’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from Twitter’s stockholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; the ability of each party to consummate the Transaction; possible disruption related to the Transaction to Twitter’s current plans and operations, including through the loss of customers and employees; and other risks and uncertainties detailed in the periodic reports that Twitter files with the SEC, including Twitter’s Annual Report on Form 10-K filed with the SEC on February 16, 2022, which may be obtained on the investor relations section of Twitter’s website (https://investor.twitterinc.com). All forward-looking statements in this communication are based on information available to Twitter as of the date of this communication, and Twitter does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.